Exhibit 21

                         Subsidiaries of the Registrant

Parent
------

Frankfort First Bancorp, Inc.

                                                                                           State or
                                                         Percentage                   Other Jurisdiction
Subsidiaries (1)                                          Ownership                    of Incorporation
----------------                                         ----------                    -----------------
First Federal Savings Bank of Frankfort                     100%                         United States

___________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.